SALE AND PURCHASE AGREEMENT
                          ---------------------------

     THIS SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 8th day of March, 2004, by and between SARA LEE FOUNDATION, an Illinois not-for-profit corporation, acting for itself and any subsidiary or division that may hold legal title to the Property (as defined below), as seller (the "Seller"), and CULP INC., a North Carolina corporation, as buyer ("Buyer").

                             W I T N E S S E T H:

     That for and in consideration of the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

     1. CONVEYANCE. Seller agrees to sell and convey, and Buyer agrees to purchase and take title to, that certain parcel of improved real estate commonly known as 1823 Eastchester Drive, High Point, North Carolina, which real property and related improvements (collectively, the "Real Property") are more particularly legally described in Exhibit A attached hereto and hereby made a part hereof; together with those items of personal property specifically identified on Exhibit B (the "Personal Property"). The Real Property and the Personal Property are sometimes referred to herein as the "Property"). Seller shall sell and Buyer shall purchase the Property upon the terms and conditions herein set forth.

     2. PURCHASE PRICE; EARNEST MONEY. (a) The purchase price of the Property shall be THREE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($3,850,000.00) ("Purchase Price"). The Purchase Price shall be paid at Closing (as defined in Paragraph 8 below) in the form of a wire transfer of immediately available United States funds transmitted to an account designated by Seller.

     (b) Concurrently with its execution of this Agreement, Buyer shall deliver to the Title Company (as defined below), the sum of FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00) as earnest money ("Earnest Money") pursuant to the Title Company's usual form of strict joint order escrow instructions. Buyer's Earnest Money deposit shall be made by wire transfer of immediately available United States funds. The Earnest Money shall be held by the Title Company and, at Buyer's option and expense, may be invested in U.S. Government obligations, certificates of deposit, money market funds, or such other interest bearing investments as Buyer shall determine, and all interest and other earnings thereon shall be paid to the party to whom the Earnest Money is payable pursuant to the terms of this Agreement, net of any investment fee charged by the Title Company to invest such funds. Subject to the terms, provisions and conditions hereof, if Closing occurs, the Earnest Money shall be a credit against the Purchase Price at Closing and the balance of the Purchase Price shall be paid at Closing as set forth in Paragraph 2(a) above. The Earnest Money shall be disbursed in accordance with Paragraph 10(c) hereof.

     3. BROKERAGE. Buyer and Seller each hereby acknowledges, represents and warrants to the other that the entities entitled to a commission, finder's fee or other like compensation arising in any manner from this Agreement shall be Triad Commercial Properties, LLC ("TCP") and Price Commercial Properties ("PCP") (TCP and PCP together shall be referred to herein as the "Brokers" and separately, each shall be referred to as a "Broker"). The commission to be paid to such Brokers shall be paid by Seller as agreed to by Seller and Brokers, upon the Closing of the sale of the Property to Buyer. Each party hereby agrees to, and shall, indemnify and hold the other harmless from and against any and all claims, demands, liabilities, and causes of action, losses, expenses, fines, penalties and costs whatsoever (including without limitation attorneys' fees and court costs) for broker's fees, commissions, or charges which are asserted against the other party by any persons or parties, other than Brokers, who allege that they were engaged, retained by, or acted on behalf of, such party. In addition, each of Buyer and Seller hereby agrees to provide (or cause their respective Broker, if any, to provide) at Closing any and all broker's lien waiver documentation that may be required by the Title Company for title clearance.

     4. TITLE. Buyer shall obtain at Buyer's expense a commitment for the issuance of a policy of owner's title insurance (the "Title Commitment") from a title insurer of Buyer's choice (the "Title Company"). Buyer shall direct the Title Company to provide a copy of the Title Commitment and all documents of record to Seller on the same date such documents are furnished to Buyer. If Buyer serves written notice (the "Title Notice") on Seller on or before the date that is ten (10) business days prior to the expiration of the Investigation Period (the "Objection Date") that the Title Commitment contains any matter, exception or exceptions which are not in good faith acceptable to Buyer for any reason (the "Unpermitted Exceptions"), then, within six (6) business days after receipt of such notice by Seller, which time period may be waived by Seller, (the "Cure Period") Seller may elect to attempt to cure such defects by (x) removing such Unpermitted Exceptions, or (y) causing the Title Insurer to provide an affirmative endorsement insuring Buyer over the effect of any such Unpermitted Exceptions and providing evidence of such removal or endorsement to Buyer. All exceptions not objected to by Buyer on or before the Objection Date as being Unpermitted Exceptions, or endorsed over as provided in (y) above are hereinafter referred to as "Permitted Exceptions". In addition, notwithstanding any objection by Buyer, the following items shall also be deemed Permitted
Exceptions:

     (a) general real estate taxes which are not yet due and payable;

     (b) general and special assessments against the Property which are not yet due and payable;

     (c) exceptions to title relating to any matters created by, through, or under the acts of Buyer, its successors and/or assigns, directors, officers, employees, agents, contractors, licensees, or engineers, or any of them in connection with the Investigations (as defined below);

     (d) the printed exclusions and conditions and stipulations set forth in the Title Commitment; and

     (e) any other exceptions to title approved in writing by Buyer.

If Seller is unable or unwilling to cause any or all of the Unpermitted Exceptions to be removed or insured over by endorsement as described above, Buyer shall have the right to either: (1) terminate this Agreement by sending written notice of such termination to Seller prior to the expiration of the Investigation Period, in which event, the Earnest Money shall be refunded to Buyer promptly as Buyer's sole and exclusive remedy, and, except as explicitly stated herein, thereafter neither Seller nor Buyer shall have any further obligations under this Agreement, provided, however, that the indemnities of Buyer and Seller set forth in Paragraph 3 and Paragraph 7 hereof and all other indemnities and agreements which expressly survive termination, shall survive the termination of this Agreement; or (2) waive its objection to such Unpermitted Exceptions and accept title to the Property subject thereto, in which case such Unpermitted Exceptions shall be deemed Permitted Exceptions. Notwithstanding anything contained herein to the contrary, Seller shall not be required to expend any funds whatsoever in an effort to remove Unpermitted Exceptions. Notwithstanding the foregoing, at or prior to Closing, Seller at Seller's expense shall remove or insure over, to Buyer's reasonable satisfaction, any Unpermitted Exceptions that relate to (1) financing liens, mechanics' and materialmen's liens caused by Seller or Sara Lee Corporation or either of their agents, (2) delinquent tax liens relating to the Property, or
(3) other liens or encumbrances which secure other monetary obligations of Seller which are of a definite, undisputed and ascertainable amount. If Buyer has not delivered the Title Notice to Seller on or before the Objection Date, Buyer shall be deemed to have waived Buyer's rights to object to title matters or terminate this Agreement pursuant to the provisions of this Paragraph 4. On the Closing Date (as defined in Paragraph 8 below), Seller shall convey title to the Property free from defects, exceptions and encumbrances except for the Permitted Exceptions.

Should Buyer receive an updated Title Commitment or Survey (as defined below) following the expiration of the Investigation Period that discloses exceptions to title other than the Permitted Exceptions (the "Updated Exceptions") which are not reasonably acceptable to Buyer for Buyer's proposed use, then Buyer shall within five (5) days following its receipt of the updated Survey or updated Title Commitment notify Seller in writing of any such Updated Exceptions to which Buyer reasonably objects (any such notice, a "Defect Notice"). Within three (3) business days after Seller's receipt of any such Defect Notice from Purchaser, Seller shall elect either to (i) terminate this Agreement whereupon neither party shall have any further obligations hereunder, except for those that survive termination or (ii) attempt to cure such defects by (x) removing such defects or (y) causing the Title Company to provide an affirmative endorsement (reasonably acceptable to Buyer) insuring over the effect of any such defect. If Seller is unable to cure the Updated Exceptions identified in the Defect Notice within thirty (30) days following the originally scheduled Closing Date, then Purchaser may elect by written notice to Seller to (i) terminate this Agreement whereupon neither party shall have any further obligations hereunder, except for those that survive termination or (ii) waive its objection to such defects and close the transaction contemplated by the this Agreement without deduction or setoff from the Purchase Price. All Updated Exceptions identified in a Defect Notice that are endorsed over as provided in
(y) above or not timely objected to by Buyer as required above are hereinafter also referred to as "Permitted Exceptions".

     5. SURVEY. Buyer shall obtain at Buyer's expense a survey of the Property (the "Survey"), which shall (i) include or show the gross land area of the Property, and (ii) be reasonably acceptable to the Title Company for the purposes of deleting the standard preprinted survey exceptions. Buyer shall promptly provide a copy of the Survey to Seller upon receipt of same. If on or before the Objection Date Buyer provides written notice (the "Survey Notice") to Seller that the Survey contains any matters which are not reasonably acceptable to Buyer for Buyer's proposed use, then Seller, within the Cure Period, may elect to attempt to cure such defects and deliver a revised Survey to Buyer. If Buyer fails to timely deliver any written objections to the Survey to Seller on or before the Objection Date, then Buyer shall be deemed to have accepted and approved the Survey. If Seller is unable or unwilling to cure any or all of the defects indicated in the Survey Notice, Buyer shall have the right to either:
(1) terminate this Agreement by sending written notice of such termination to Seller prior to the expiration of the Investigation Period, in which event, the Earnest Money shall be refunded to Buyer promptly as Buyer's sole and exclusive remedy, and, except as explicitly stated herein, thereafter neither Seller nor Buyer shall have any further obligations under this Agreement, provided, however, that the indemnities of Buyer and Seller set forth in Paragraph 3 and Paragraph 7 hereof and all other indemnities and agreements which expressly survive termination shall survive the termination of this Agreement; or (2) waive its objection to such matters and accept the Survey subject thereto. Notwithstanding anything contained herein to the contrary, Seller shall not be required to expend any funds whatsoever in an effort to cure any such defects in the Survey. If Buyer has not delivered the Survey Notice to Seller on or before the Objection Date, Buyer shall be deemed to have waived Buyer's rights to object to Survey matters or terminate this Agreement pursuant to the provisions of this Paragraph 5.

     6. OBLIGATIONS TO CLOSE. Provided that Buyer has not timely terminated this Agreement pursuant to Paragraph 4, 5 or 7 of this Agreement, Buyer's obligation hereunder to close shall be subject only to (i) the Property being in substantially the same physical condition on the Closing Date as it is on the date of this Agreement, and (ii) the title to the Property being free from defects and encumbrances, except for the Permitted Exceptions or as otherwise expressly provided herein. If either condition is not fulfilled, then Buyer shall have the option to terminate this Agreement on or before the Closing Date by written notice given to the other party stating the reason for such termination, in which event, both parties shall be relieved of all further liability hereunder, provided, however, that the indemnities of Buyer and Seller set forth in Paragraph 3 and Paragraph 7 hereof and all other indemnities and agreements which expressly survive termination, shall survive the termination of this Agreement, and upon such termination the Earnest Money shall be refunded to Buyer in accordance with the provisions of Paragraph 10(c) hereof.

7.    INVESTIGATIONS BY BUYER.

     (a) Buyer shall have the right, for a sixty (60) day period after the date of this Agreement (the "Investigation Period") and at its sole cost and expense (unless otherwise specified herein), to perform whatever investigations and studies of the Real Property that Buyer deems advisable and appropriate, provided that no such investigations and studies shall interfere with the use and operation of the Real Property as currently used and operated or the rights of any tenant(s) (collectively, the "Investigations"). At Buyer's option, the Investigations shall include, but not be limited to, Buyer's right to have a qualified independent consultant chosen by Buyer (the "Consultant") to enter upon the Real Property, upon forty-eight (48) hours prior verbal notice to Seller (given to Brian Hunter at 312/558-8686), in order to inspect the Real Property. Seller may, in Seller's sole discretion, elect to have an agent of Seller accompany Buyer or Consultant during any such Investigations of the Real Property. The Investigations relating to the environmental condition of the Real Property may include engineering inspections and other examinations of the surface conditions of the Real Property, including investigations of the soil conditions of the Real Property and any improvements. Notwithstanding anything to the contrary contained herein, under no circumstances shall Buyer perform any invasive tests on the Property without first obtaining Seller's prior written consent (which consent shall not be unreasonably withheld or delayed but may be reasonably conditioned). Buyer shall have the right to terminate this Agreement prior to the expiration of the Investigation Period by causing written notice of termination to actually be received by Seller on or before 5:00 p.m. Central Time on the date of the expiration of the Investigation Period. In such event, (i) the Earnest Money shall be promptly refunded to Buyer in accordance with the provisions of Paragraph 10(c) hereof, and (ii) Buyer and Consultant, except as required by law or court order, shall disclose to no one, publicly or privately, any information with respect to the Property supplied by Seller or developed by or for Buyer, or Buyer's reason or reasons for terminating this Agreement. In such event, this non-disclosure agreement, covenant and obligation shall be a continuing agreement, covenant and obligation of Buyer and Consultant which shall survive the termination of this Agreement. In the event this Agreement is terminated in accordance with the above provisions of this Paragraph 7, except as otherwise expressly provided herein, neither party shall have any further liability or obligation to the other under this Agreement, provided, however, that the indemnities provided for in Paragraph 3 hereof and this Paragraph 7, and all other indemnities and agreements which expressly survive termination, shall survive the termination of this Agreement.

     (b) Buyer shall, at its sole expense obtain and maintain, and shall cause Consultant to obtain and maintain, from a financially sound insurance company or companies acceptable to Seller, policies of insurance for the following types of coverage and with limits of liability not less than the minimum amounts set forth below.

          (1) workers' compensation and occupational disease insurance with statutory limits and employers' liability insurance with limits of not less than $500,000; and

          (2) comprehensive general public liability insurance with limits of not less than $5,000,000 combined single limit for claims arising from bodily injury and/or property damage, written on an "occurrence" basis and including coverage for products and completed operations, independent contractors, blanket broad form contractual liability, and explosion, collapse, and underground hazards.

     Prior to initiating the Investigations, Buyer and Consultant shall provide Seller with a certificate(s) of insurance evidencing that the foregoing policies of insurance have been obtained and are in full force and effect and, except for Buyer's and Consultant's workers' compensation insurance coverage and Consultant's errors and omissions and pollution liability insurance coverage, that Seller has been named an additional insured under said policies. Said certificate(s) shall also show the expiration date of each policy and provide that Seller shall be given at least ten (10) days' prior written notice of any cancellation or material modification thereof. Neither the purchase of any policy of insurance nor the furnishing of evidence thereof to Seller pursuant hereto shall relieve Buyer of its indemnification obligations hereunder.

     (c) If Buyer does not purchase the Property for any reason other than Seller's default hereunder, Buyer shall provide Seller with copies of all preliminary and final reports, results of the Investigations, including all test data and reports, and such other written information issued by Consultant in connection therewith. All information, test data, and reports resulting from the Investigations, together with any and all information, data and reports pertaining to the environmental condition of the Property provided to Buyer by Seller shall be kept strictly confidential by Buyer and shall not be used for any purpose other than the evaluation of the possible purchase of the Property. Under no circumstances shall any part of same be provided to any third party, exclusive of professional advisors engaged by Buyer to assist with this transaction, unless Seller has first been satisfied that proper arrangements have been made to preserve its confidentiality and Seller has expressly consented in writing to Buyer's release of the information to the other party. All necessary steps shall be taken by Buyer to keep the information in full and complete confidence and Buyer shall cause Consultant to keep the information in full and complete confidence. In the event of a breach, or attempted or contemplated breach of the foregoing obligations, Buyer hereby acknowledges that monetary damages alone will be inadequate to compensate Seller and, accordingly, Buyer agrees that, in such event, Seller will be entitled to injunctive relief to prevent the disclosure of the information, together with such other remedies as may be available to Seller either at law or in equity.

     (d) Except as otherwise provided herein, the Investigations shall be conducted at Buyer's sole risk and expense. Buyer hereby forever indemnifies Seller from and against any and all liability suffered by Seller as a result of Buyer's or Consultant's (or their employees', agents', subcontractors' or representatives') activities upon the Property, including without limitation, the cost of correcting or compensating for injuries to persons, property, the environment, and any natural resources, and any fines or penalties arising out of or incidental to the performance of the Investigations, but excluding any liability resulting from the mere discovery of a condition on the Property not caused by Buyer, its Consultants or any agent of either of them. Promptly following the Investigations, the Property shall be restored by Buyer to the condition that existed prior thereto. In the event that Buyer fails to restore the Property to the condition that existed prior to the Investigations, Seller may (but shall not be obligated to) restore the Property to such condition and deduct the cost of such restoration from the Earnest Money. In such event, Buyer shall be responsible for restoring the Earnest Money to the amount required under Paragraph 2 hereof within five days after notice from Seller. The obligations of Buyer contained herein shall be continuing agreements, covenants and obligations of Buyer that survive the Closing and the termination of this Agreement.

     8. CLOSING. The closing of the transaction contemplated hereunder (the "Closing") shall take place at the office of the Title Company on May 28, 2004, or such other mutually acceptable date as the parties may hereafter agree upon in writing (the "Closing Date"). On the Closing Date, Buyer, Seller and the Title Company (as escrowee) shall enter into closing escrow instructions substantially in the form attached hereto as Exhibit C ("Closing Escrow Instructions") to effectuate a closing through an escrow with the Title Company without a physical presence by the parties. At the Closing:

          (a) Seller shall execute and deliver, or cause to be executed and delivered, a Special Warranty Deed, conveying the Real Property to Buyer, subject only to the Permitted Exceptions and such other title exceptions which Buyer has accepted or been deemed to have accepted pursuant to Paragraph 4 above;

          (b) Seller shall execute and deliver, or cause to be executed and delivered, a Bill of Sale pertaining to the Personal Property;

          (c) Seller shall execute and deliver, or cause to be executed and delivered, a certificate pursuant to the Foreign Investment in Real Property Transfer Act;

          (d) Seller shall execute and deliver, or cause to be executed and delivered, a 1099 Solicitation Form;

          (e) Buyer shall cause the Earnest Money to be disbursed in accordance with Paragraph 10(c) hereof and deposit the balance of the Purchase Price in accordance with Paragraph 2 hereof;

          (f) Seller shall execute and deliver a customary owner's affidavit required by the Title Company;

          (g) Seller and Buyer shall jointly execute and deliver a closing statement, in triplicate;

          (h) Seller and Buyer shall each deliver to the other such other documents and instruments as may reasonably be required by the other party or the Title Company that may be necessary to close this transaction and enable the parties to complete the Closing;

          (i) Seller shall deliver the keys (if any) to the Real Property to the Seller;

          (j) Escrowee  shall complete the Closing and record the Deed and other
          applicable   closing   documents   pursuant  to  the  closing   escrow
          instructions;

          (k) Seller shall pay any applicable state, county and municipal transfer stamps in connection with this transaction, except as otherwise required by statute; and

          (l) Seller shall pay for one-half (1/2) of the Title Company's closing fees. Buyer shall pay for any and all costs and fees charged by the Title Company for the title examination, the Title Commitment, the issuance of an Owner's title insurance policy including the costs for extended coverage and for any and all endorsements beyond extended coverage, all loan charges and fees, and one-half (1/2) of the Title Company's closing fees.

     9. APPORTIONMENT AND ADJUSTMENT. The following items are to be apportioned to, and adjusted between Seller and Buyer, as of the Closing Date, and are to be fully assumed and paid thereafter by Buyer:

          (a) all utilities (if any);

          (b) all real estate taxes and assessments, general and special, based on the most recent ascertainable bill therefor; and

          (c) all other public or governmental charges or assessments against the Property, which are or may be payable (including, without limitation, metropolitan district, sanitary commission, or other benefit charges, assessments, liens, or encumbrances for sewer, water, drainage, or other public improvements completed or commenced on or prior to the date hereof or subsequent thereto, with Seller being responsible for any installments of assessments due prior to the Closing Date and Buyer responsible for any installments due on or after the Closing Date).

     The adjustment of all such items shall be determined by apportionment as of the Closing Date (the "Apportionment Time"). If the amount of any apportioned item is not ascertainable at Closing, the adjustment thereof shall be on the basis of one hundred ten percent (110%) of the most recently ascertainable bill therefor, and such apportionment shall be final. If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing Date, the same shall be held in trust by Seller or Buyer, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, and the balance, if any, shall be paid to Seller (for the period prior to the Apportionment Time) and to Buyer (for the period after the Apportionment Time). Seller shall receive a credit at Closing for any prepaid taxes, utilities or assessments or deposit(s) made in connection therewith. Seller shall not be responsible for (and Buyer shall pay for) any additional costs of any prorated item based on the action of Buyer, including, but without limitation, improvements or alterations made by Buyer, loss of exemption or loss of tax credits.

     10. REMEDIES.

     (a) In the event Seller fails to keep or perform any of the covenants or obligations to be kept or performed by Seller under this Agreement ("Seller Default"), and the same shall continue for ten (10) days following written notice thereof to Seller from Buyer specifying such default, Buyer shall have the right, as its sole and exclusive remedy, to either (i) seek specific performance from Seller or (ii) terminate this Agreement and receive a refund of the Earnest Money, whereupon neither party shall have any further obligations hereunder, except those that expressly survive such termination. If specific performance of this Agreement is impossible due to Seller's conveyance of the Property to a third party in breach of this Agreement, Buyer may recover from Seller Buyer's reasonable, out-of-pocket, third-party expenses incurred in connection with this Agreement, not to exceed Twenty-Five Thousand and No/100ths Dollars ($25,000.00).

     (b) In the event Buyer fails to keep or perform any of the covenants or obligations to be kept or performed by Buyer under this Agreement ("Buyer
     Default") and the same shall continue for ten (10) days following written notice thereof to Buyer from Seller specifying such default, Seller may terminate this Agreement and receive any and all Earnest Money. The parties acknowledge and agree that the actual damages in such event are uncertain in amount and difficult to ascertain, and that said amount of liquidated damages was reasonably determined. Notwithstanding the foregoing, Seller shall have the right to receive specific performance of Buyer's obligations hereunder.

     (c) The following provision shall apply to the Earnest Money deposited by Buyer hereunder: from and after the date hereof, except (i) upon the occurrence of a Seller Default hereunder with respect to which Buyer elects to pursue the remedy of terminating the Agreement as set forth in Paragraph 10(a), or (ii) Buyer's timely election to terminate this Agreement pursuant to the provisions of Paragraphs 4, 5 or 7 hereof or (iii) as provided in Paragraph 23 below, the Earnest Money shall be nonrefundable to Buyer and shall be payable to Seller, and provided that the transaction contemplated hereunder closes, the Earnest Money shall be credited against the Purchase Price at the Closing.

     11. CONDITION OF THE PROPERTY. Possession of the Property shall be delivered by Seller to Buyer at Closing. Buyer agrees to accept the Property at such time on an "as-is," "where is," and "with all faults" basis and condition. Seller shall have no obligation to remediate or improve the Property, including but not limited to the environmental condition of the Property, or any existing improvements located thereon. Buyer expressly acknowledges and agrees that Seller has not and does not make any representation, covenant, or warranty, express or implied, regarding the condition of the Property (including the environmental condition) (although Seller does make the representation and warranty regarding notices as contained in paragraph 21(c) below [the "Notice Representation"]) or the fitness of the Property for any intended or particular use, any and all such representations, covenants, and warranties, express or implied, being hereby expressly denied by Seller and waived by Buyer. Buyer represents and warrants that, prior to the Closing, but subject to the express terms and conditions hereof, Buyer shall have had the opportunity to make or cause to be made all such investigations, examinations, assessments, and audits of the Property as Buyer wishes to make or have made, including without limitation the Investigations provided for in Paragraph 7 hereof, the review of title to the Property under Paragraph 4 hereof and the review and knowledge of any adverse matters disclosed by the Survey acquired pursuant to Paragraph 5 hereof. If Closing occurs, subject to the Notice Representation, Buyer assumes the risk that adverse physical characteristics and existing conditions may not have been or may not be revealed by the foregoing, and Buyer waives all claims, objections to, or complaints about physical characteristics and existing conditions of the Property, including, without limitation, subsurface conditions and the potential for solid and hazardous wastes and substances, or toxic wastes and substances, to be present in, on, under, or related to the Property. Subject to the Notice Representation, Buyer agrees that, by acquiring title to the Property, Buyer thereby forever remises, releases, waives, and discharges all claims, causes of action, and demands against Seller, under any federal, state or local environmental laws, rules, regulations, ordinances, and orders
(including,   without  limitation,  the  Comprehensive  Environmental  Response,
Compensation and Liability Act, 42 U.S.C. section 9601 et seq or any state counterpart or equivalent), in law or in equity, which Buyer has or shall, can, or may have or acquire, including but not limited to cross-claims, (but excluding third-party claims, interpleader claims, and claims for contribution and indemnification), arising from or relating to any and all conditions of the Property, including but not limited to the environmental condition of the Property. In any action by Buyer, this Agreement may be pleaded by Seller as a defense or by way of counterclaim or cross-complaint.

     12. ASSIGNMENT. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Seller may assign any of its rights or interests hereunder to any affiliate of Seller. The Buyer may not assign any of its rights or interest hereunder without first obtaining the prior written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller.

     13. CUMULATIVE RIGHTS. All rights, privileges, and remedies of each of the parties provided for in this Agreement shall be cumulative, and the exercise of one remedy provided for in any paragraph of this Agreement shall not be deemed to be a waiver of all or any other rights, remedies, or privileges provided for herein.

     14. INDEPENDENT CONTRACTORS. It is expressly understood and agreed that each party hereto is an independent contracting party and that in no event shall this Agreement be construed as creating a joint venture or partnership.

     15. ALTERATION. This Agreement embodies the complete agreement between the parties hereto and cannot be altered, changed, or modified except by written instrument executed by each of Buyer and Seller.

     16. NOTICE. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, by nationally recognized overnight courier service or, by telecopy. Any such notice shall be effective (i) upon receipt if delivered personally, (ii) on the next business day after deposit with a nationally recognized overnight courier service, prepaid, or (iii) upon confirmation of complete receipt if given by telecopy. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith:

                  To Buyer:

                        Culp, Inc.
                        P.O. Box 2686
                        101 South Main Street
                        High Point, North Carolina  27261
                        Attn: Kenneth M. Ludwig
                        Telephone:  (336) 888-6282
                        Telecopy:   (336) 887-7089

                  with a copy to:

                        Robinson Bradshaw & Hinson, P.A.
                        101 North Tryon Street, Suite 1900
                        Charlotte, North Carolina  28246
                        Attention:  Julie C. Chiu, Esq.
                        Telephone:  (704) 377-8348
                        Telecopy:   (704) 373-3948

                  To Seller:

                        Sara Lee Foundation
                        Three First National Plaza
                        Chicago, Illinois  60602-4260
                        Attn: Helen N. Kaminski, Esq.
                        Telephone:  (312) 558-8525
                        Telecopy:   (312) 558-8687

                  with a copy to:

                        Piper Rudnick LLP
                        203 North LaSalle Street, Suite 1800
                        Chicago, Illinois 60601
                        Attn: Louis S. Cohen, Esq.
                        Telephone:  (312) 368-2171
                        Telecopy:   (312) 236-7516

17.   INTENTIONALLY DELETED.

     18.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.

     20. TIME OF THE ESSENCE. Time is of the essence in this Agreement and each and every term and condition hereof. If any date for performance of any action or matter set forth in this Agreement falls on a weekend or national holiday, such date shall automatically by deemed by the parties to be required to be taken or performed on the next succeeding business day.

     21. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Seller represents and warrants to Buyer that Seller has full legal power and authority to enter into and perform this Agreement. This Agreement and all transactions contemplated hereby have been or will be fully authorized on behalf of Seller, the person or persons executing this Agreement on behalf of Seller have been duly authorized by all appropriate action of Seller to execute this Agreement and have been or will be duly authorized to execute such other documents and to take such other action as is necessary or desirable to consummate the transactions contemplated hereby, and such transactions will not result in a violation of any agreement or document under which Seller is organized or operating, or any other agreement to which Seller is a party or by which it is bound or subject; and this Agreement, when executed, shall constitute the valid and binding obligation of Seller.

          (b) Following the full execution of this Agreement, Seller shall use commercially reasonable efforts to deliver to Buyer true, correct, and complete copies of any engineering reports, plans, environmental reports, title commitments, title policies and surveys relating to the Property in Seller's or Sara Lee Corporation's possession; any written expense information relating to the last twelve (12) months of the operation of the Property in the possession of Seller or Sara Lee Corporation (or its affiliates); and a certificate of insurance evidencing Seller's hazard insurance covering the Property.

          (c) To Seller's actual knowledge, Seller has not received any written notice from any governmental authority having jurisdiction over Seller or the Property of any uncured violation of any rule, regulation, code, resolution, ordinance, statute or law involving the use, maintenance, operation or condition of the Property or any of the improvements located thereon.

          (d) Seller covenants that, until Closing, it shall maintain the same hazard insurance on the Property that it maintains as of the date of this Agreement.

The foregoing representations and warranties shall survive the Closing for a period of six (6) months.

     22. BUYER'S REPRESENTATION AND WARRANTY.

          (a) Buyer represents and warrants to Seller that Buyer has full legal power and authority to enter into and perform this Agreement. This Agreement and all transactions contemplated hereby have been or will be fully authorized on behalf of Buyer, the person or persons executing this Agreement on behalf of Buyer have been duly authorized by all appropriate action of Buyer to execute this Agreement and have been or will be duly authorized to execute such other documents and to take such other action as is necessary or desirable to consummate the transactions contemplated hereby, and such transactions will not result in a violation of any agreement or document under which Buyer is organized or operating, or any other agreement to which Buyer is a party or by which it is bound or subject; and this Agreement, when executed, shall constitute the valid and binding obligation of Buyer.

     23. CONDEMNATION; DAMAGE.

          (a) In the event that prior to the Closing, the Property is condemned in whole or in part or if the improvements located thereon are damaged by fire or other casualty to the extent that the value of the condemnation award or the cost to repair such damage shall be One Hundred Thousand and No/100ths Dollars ($100,000.00) or more, then, and in any of such events, Seller shall promptly notify Buyer in writing of such condemnation or casualty loss. Buyer shall then have the right, upon written notice to Seller, delivered within ten (10) days after receipt of said notice from Seller, to terminate this Agreement and thereupon the parties shall be released and discharged from any further obligations each to the other; provided, however, that the indemnitees of Buyer and Seller set forth in Paragraph 3 and Paragraph 7 hereof and all other indemnitees and agreements which expressly survive termination, shall survive termination of this Agreement and the Earnest Money (and any interest thereon) provided herein shall be returned to the Buyer. If Buyer does not elect to so terminate this Agreement within the said ten (10) day period, the Closing shall be held at any time thereafter upon at least five (5) days prior written notice from Seller to Buyer (provided in no event will Buyer be required to close prior to the Closing Date originally scheduled), and the Purchase Price shall not be reduced, but Seller shall at Closing (i) assign to Buyer all of Seller's right, title and interest in and to all insurance proceeds resulting from the damage or destruction and/or condemnation award and (ii) credit to Buyer the amount of any deductible under Seller's insurance policy.

          (b) In the event the improvements are damaged by fire or other casualty or a portion of the Property is condemned to the extent that the cost of repairing the same or the value of the condemnation award shall be less than One Hundred Thousand and No/100ths Dollars ($100,000.00), the Closing shall occur pursuant to the terms hereof without any delay or reduction of Purchase Price, and Seller shall at Closing, (i) assign to Buyer all of Seller's right, title and interest in and to all insurance proceeds resulting from the damage or destruction and/or condemnation awards and (ii) credit to Buyer the amount of any deductible under Seller's insurance policy.

     24. DISPUTE. In the event of a dispute relating to this Agreement, the nonprevailing party in such dispute shall pay the prevailing party's reasonable attorney's fees, expenses and court costs.

                  [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands to this Sale and Purchase Agreement as of the date and year first above written.

BUYER:

CULP INC., a North Carolina corporation


By:  /s/ Kenneth M. Ludwig
         -----------------
Name:    Kenneth M. Ludwig
Title:   Senior Vice President



SELLER:

SARA LEE FOUNDATION, an Illinois not-for-profit corporation


By:  /s/ Robin S.Tryloff
         ---------------
Name:    Robin S.Tryloff
Title:   President and Executive Director

                                    EXHIBIT A

                       (TO SALE AND PURCHASE AGREEMENT)
                        ------------------------------

                       Legal Description of the Property
                       ---------------------------------

Beginning at a point in the new northwest right-of-way line of Eastchester Drive (N.C. Highway 68) located North 49 degrees 48' 28" West 12.0 feet from an iron in the old northwest right-of-way line of Eastchester Drive marking the easternmost corner of the property of Buelah G. Smith (Tax Map 340-2, Lot 10) running thence with the northeast line of said property of Buelah G. Smith and falling in with the northeast line of W. Vernon Duncan (Tax Map 340-2, Lot 28) North 49 degrees 48' 28" West 689.31 feet to an iron marking the southernmost corner of property of City of High Point (Tax Map 340-2, Lot 24) thence with the East line of said property in the City of High Point North 08 degrees 20' 21" East 316.48 feet to an iron; thence with a southeast line of said property of the City of High Point North 66 degrees 37' 03" East 147.65 feet to an iron marking the westernmost corner of property of J.C. Coggins (Tax Map 340-2, Lot
19) thence with the southwest line of said property of J.C. Coggins South 49 degrees 39' 51" East 791.50 feet to a point in the new northwest right-of-way line of Eastchester Drive located North 49 degrees 39' 51" West 12.0 feet from an iron in the old northwest right-of-way line of Eastchester Drive marking the southernmost corner of said property of J.C. Coggins; thence with said new northwest right-of-way line South 40 degrees 19' 11" West 399.06 feet to the point and place of beginning.

                                  EXHIBIT B

                       (TO SALE AND PURCHASE AGREEMENT)
                        ------------------------------
        Items to be included within the meaning of "Personal Property"

              All personal property (including office cubicles and furnishings, but excluding all art work) at the Property as of January 30, 2004.

                                   EXHIBIT C

                       (TO SALE AND PURCHASE AGREEMENT)
                        ------------------------------
                          CLOSING ESCROW INSTRUCTIONS

Escrow No.:____________________
Escrow Officer:________________
Telephone:_____________________
Title Commitment No.:__________

______________, 2004

_________ Title Insurance Company
_________________________________
_________________________________


Re:   Escrow Instructions
      -------------------

Ladies & Gentlemen:

As used herein, the following terms shall have the following meanings:

Seller:           Sara Lee Foundation, an Illinois not-for-profit corporation

Buyer:            Culp Inc., a North Carolina corporation

Property:   That certain  parcel of land and  improvements  commonly  known as
            1823 Eastchester Drive, High Point, North Carolina, and legally described in Attachment A attached hereto and made a part hereof.

Permitted
Exceptions: Title exceptions set forth in Attachment B attached hereto and made a part hereof.

Seller's Attorneys: Piper Rudnick LLP
                    203 North LaSalle Street, Suite 1800
                    Chicago, Illinois 60601
                    Attn: Louis S. Cohen, Esq.
                    Telephone:  (312) 368-2171
                    Telecopy:   (312) 236-7516





Buyer's
Attorneys:  Robinson Bradshaw & Hinson, P.A.
            101 North Tryon Street, Suite 1900
            Charlotte, North Carolina  28246
            Attention:  Julie C. Chiu, Esq.
            Telephone:  (704) 377-8348
            Telecopy:   (704) 373-3948


Escrowee: ___________________
_____________________________
_____________________________


            Telephone:______________
            Telecopy: ______________

Purchase
Agreement:  Sale  and  Purchase   Agreement   dated  as  of  March  ___,  2004
            ("Purchase Agreement")

Closing Date:     May ___, 2004

A. Seller's Deposits. On or before the Closing Date, Seller's Attorneys will deposit with you, on behalf of Seller, the following ("Seller's Deposits"):

      1. Special Warranty Deed conveying fee simple title to the Property to Buyer;
      2.    Owner's Affidavit;
      3.    Internal Revenue Service Waiver under FIRPTA;
      4.    Form 1099 Solicitation; and
      5.    Bill of Sale.

B. Buyer's Deposits. On or before the Closing Date, Buyer's Attorneys will deposit with you, on behalf of Buyer, the sum of Three Million
      Eight Hundred Fifty Thousand and No/100ths Dollars ($3,850,000.00), plus or minus the proration amounts and other credits and deposits set forth in Joint Deposit 1 below, if any, plus an amount sufficient to pay any of Buyer's title, escrow, recording and other closing costs, if any, as hereafter provided, by cashier's or certified check; or by wire transfer of good funds ("Buyer's Deposits").

C. Joint Deposits. On or before the Closing Date, Seller's Attorneys and Buyer's Attorneys will, on behalf of Seller and Buyer, respectively, jointly deposit with you the following ("Joint Deposits"):

      1.    Closing Statement, in triplicate; and
      2.    All   required   state   and   county   transfer/transaction   tax
            declaration(s) and any required municipal transfer/transaction tax declarations, in triplicate.

D. After (i) all of the above deposits have been made, and (ii) you are prepared to issue the title insurance policy described below, you are to record Seller's Deposit 1 at once. When you are prepared to issue your ALTA Form B Owner's Title Insurance Policy in the amount of $3,850,000.00 showing title to the Property subject only to the Permitted Exceptions, you are then authorized and directed to proceed as follows in the order listed:

      1. Pay the net prorations, if any, to Buyer pursuant to Joint Deposit 1, from which you are to deduct Buyer's title, escrow and recording charges;

      2. Pay to Seller by wired funds transmitted to an account designated by Seller the balance remaining, less Seller's share of closing charges;

      3. Deliver the Owner's Title Insurance Policy; originals of Seller's Deposits 2, 3, 4 and 5; copies of other Seller's Deposits; and copies of the Joint Deposits to Buyer's Attorneys;

      4. Deliver original of Joint Deposits, and a copy of Buyer's Deposits to Seller's Attorneys; and

      5. Deliver to Seller's Attorneys and Buyer's Attorneys an accounting of all funds received and distributed.

E. In the event Seller's Deposits are received, but Buyer's Deposits are not received within the time limit herein specified, you are directed to continue to comply with the instructions contained herein until you are in receipt of a written demand from Seller's Attorneys for the return of Seller's Deposits. Upon receipt of said demand, you are directed to notify Buyer's Attorneys at the address shown herein by United States certified mail, return receipt requested; or by a nationally recognized overnight express courier service, that said demand has been made on you, with a copy of said notice simultaneously sent to Buyer's Attorneys by telecopy to the number set forth on the first page of these Escrow Instructions. In the event Buyer does not cure its default hereunder by making its deposits on or before five (5) business days after the date your notice is deposited in the United States mail, then upon further demand from Seller without notice to any other party, you are directed to return Seller's Deposits to Seller's Attorneys and to hold any remaining deposits on the order of the respective depositor or depositors thereof. For purposes of this Paragraph E and Paragraph F below, "Seller's Deposits" shall be deemed to include the Joint Deposits.

F. In the event Buyer's Deposits are received, but Seller's Deposits are not received within the time limit herein specified, you are directed to continue to comply with the instructions contained herein until you are in receipt of a written demand from Buyer's Attorneys for the return of Buyer's Deposits. Upon receipt of said demand, you are directed to notify Seller's Attorneys at the address shown herein by United States certified mail, return receipt requested; or by a nationally recognized overnight express courier service, that the demand has been made on you, with a copy of said notice simultaneously sent to Seller's Attorneys by telecopy to the number set forth on the first page of these Escrow Instructions. In the event Seller does not cure its default hereunder by making its deposits on or before five (5) business days after the date your notice is deposited in the United States mail, then upon further demand from Buyer without notice to any other party, you are directed to return Buyer's Deposits to Buyer's Attorneys, and to hold any remaining deposits on the order of the respective depositor or depositors thereof.

G. In the event Escrowee is not prepared to issue its Owner's Title Insurance Policy as provided herein on the date on which the last of the Seller's Deposits, Buyer's Deposits and the Joint Deposits have been received herein, you are hereby authorized and directed to continue to comply with these Escrow Instructions until the receipt of a written demand from any party hereto for the return of escrow deposits made by said party. Upon receipt of such a demand, you are hereby authorized and directed to notify the other party through its attorneys at the address shown herein by United States certified mail, return receipt requested, that said demand has been made on you, with a copy of said notice simultaneously sent to such party's attorneys by telecopy to the applicable number set forth on the first page of these Escrow Instructions. In the event that you are still not prepared to issue your Owner's Title Policy as provided herein within five (5) business days after the date your notice is deposited in the United States mail, then upon further demand from the party originally requesting the return of its escrow deposits, you are hereby authorized to return to the party making such demand the escrow deposits made by such party without notice to any other party and to hold the remaining escrow deposits subject to the order of the respective depositor or depositors thereof.

H. If the Escrow Instructions direct you to continue to comply with instructions following expiration of a time limit for making a deposit until demand is received from the other party, unless otherwise provided herein, the deposit may be made and accepted at any time prior to receipt of the demand, and the default will be cured by said deposit.

      No claim of a default shall be valid if the party making same is in default, unless said default is caused by a failure of the other party to take some action required by the Escrow Instructions.

      Whenever under the terms and provisions of these Escrow Instructions the time for performance of a condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day.

I. Seller shall pay for one-half (1/2) of the closing and escrow costs, and one-half (1/2) of the New York-style escrow fees (if any). Buyer shall pay for any and all costs and fees charged for the title examination, title commitment, the issuance of an Owner's title insurance policy including the costs for extended coverage and the cost of any and all endorsements beyond extended coverage, all loan charges and fees, one-half (1/2) of closing and escrow costs, one-half (1/2) of the New York-style escrow fees (if any) and the recordation of Seller's Deposit 1.

J. Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto, provided, that any direction to Escrowee for such investment shall be expressed in writing and contain the consent of all other parties to this Escrow. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment.

      Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrowee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under any corporate fiduciary act under the laws of the State of North Carolina and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the deposits in accordance with the terms of these instructions.

                     [Balance of Page Intentionally Left Blank]

      In the event Escrowee is requested to invest deposits hereunder, Escrowee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Escrow.


Sincerely yours,

FOR SELLER:
___________________________



By: _______________________


FOR BUYER:
___________________________

By: _______________________



ACCEPTED:

_____________ TITLE INSURANCE COMPANY

By: _______________________
        Escrow Officer
    ______________, 2004

                                 ATTACHMENT A
                                 ------------
                 (TO EXHIBIT C TO SALE AND PURCHASE AGREEMENT)

                               LEGAL DESCRIPTION
                               -----------------

                                 ATTACHMENT B
                                 ------------
                 (TO EXHIBIT C TO SALE AND PURCHASE AGREEMENT)

                             PERMITTED EXCEPTIONS
                             --------------------